[WhiteWave and Vega Logos]

The WhiteWave Foods Company Announces Agreement to Acquire Vega

Extends WhiteWave’s Plant-Based Foods & Beverages Platform Into
Fast-Growing, On-Trend Plant-Based Nutrition Category
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DENVER, Colo. – June 9, 2015 – The WhiteWave Foods Company (NYSE:WWAV) (“WhiteWave”), a leading consumer packaged food and beverage company in North America and Europe, today announced that it has agreed to acquire Vega, a pioneer and leader in plant-based nutrition products, for approximately US$550 million in cash.

Vega offers a broad range of market-leading plant-based nutrition products – primarily powdered shakes and snack bars – containing nutrient-dense, superfood ingredients. Vega’s products are all plant-based and provide a good source of protein, Omega 3s, fiber, vitamins, probiotics and antioxidants. Vega holds a strong market position in the plant-based nutrition category across Canada and the U.S., with a top-tier retail customer base and loyal consumer following ranging from general wellness-seekers to athletes. Based in Vancouver, British Columbia, Vega was founded in 2004 by President Charles Chang, and is currently majority owned by Mr. Chang and VMG Partners.

With its distinctive product offering and opportunities to extend its line, Vega is in the early stages of its growth cycle. It is also well positioned to capitalize on the favorable plant-based eating trends and upside potential that exist in the fast-growing $8.6 billion nutritional powders, bars and ready-to-drink beverages market, where consumers are increasingly seeking healthy solutions from plant-based offerings. Moreover, this acquisition represents an opportunity for WhiteWave to extend its plant-based foods and beverages platform into nutritional powders and bars, with additional innovation opportunities.

Vega generated net sales of approximately US$100 million over the last twelve months, representing growth of over 30% on a constant currency basis, and grew at a faster rate on a year-to-date basis in 2015. The transaction is expected to be at least $0.06 accretive to WhiteWave’s adjusted earnings per share in 2016, excluding certain transaction and other related expenses, and at least $0.09 accretive to adjusted cash earnings per share, when also excluding acquisition-related intangible amortization. In 2015, WhiteWave expects a neutral to modest adjusted earnings per share contribution, depending on timing of transaction completion, after excluding certain transaction and other related expenses. Vega’s growth momentum, coupled with its attractive margin profile and related financial benefits, make this a compelling investment opportunity for WhiteWave.

“Vega’s plant-based nutrition products complement our plant-based foods and beverages portfolio. With its strong brand, high-quality products, and commitment to innovation and sustainability, Vega is a perfect fit for WhiteWave,” said Gregg Engles, Chairman and Chief Executive Officer of WhiteWave. “The team has built an incredible mission-driven company, which has succeeded by consistently delivering innovative plant-based nutrition products. This compelling, accretive transaction is consistent with our strategy to expand the scope of our business into high-growth and on-trend categories. We are excited to welcome them to the WhiteWave family.”

The transaction is expected to close in the third quarter of 2015, subject to regulatory approvals and other customary closing conditions. Following the close of the transaction, Vega will remain headquartered in Vancouver and its senior management team will continue to lead the business.

“As a pioneer in the plant-based movement, we’ve introduced Vega to a core loyal fan base and we are confident that WhiteWave will provide us with the expertise and resources to further realize our vision of empowering the world to thrive through clean, plant-based nutrition,” said Charles Chang, President and Founder of Vega. “With WhiteWave as our partner, we now collectively have our sights set on making Vega more accessible to more people.”

Brendan Brazier, original formulator of Vega products and a former professional Ironman triathlete, said that he expects the WhiteWave acquisition will help spur more innovation. “We will continue innovating new products that simplify people’s lives and assist them in their ultimate vision of optimal health,” he said. “We are fortunate to be part of the WhiteWave family.”

WhiteWave intends to fund the acquisition under its existing $1 billion revolving credit facility.

BofA Merrill Lynch acted as financial advisor and Haynes and Boone acted as legal advisor to WhiteWave. Moelis & Company and Piper Jaffray & Co. acted as financial advisors and Winston & Strawn acted as legal advisor to Vega.

ABOUT THE WHITEWAVE FOODS COMPANY
The WhiteWave Foods Company is a leading consumer packaged food and beverage company that manufactures, markets, distributes, and sells branded plant-based foods and beverages, coffee creamers and beverages, premium dairy products and organic produce throughout North America and Europe. The Company also holds a 49% ownership interest in a joint venture that manufactures, markets, distributes, and sells branded plant-based beverages in China. WhiteWave is focused on providing consumers with innovative, great-tasting food and beverage choices that meet their increasing desires for nutritious, flavorful, convenient, and responsibly-produced products. The Company’s widely-recognized, leading brands distributed in North America include Silk® and So Delicious® plant-based foods and beverages, International Delight® and LAND O LAKES®* coffee creamers and beverages, Horizon Organic® premium dairy products and Earthbound Farm® organic salads, fruits and vegetables. Its popular plant-based foods and beverages brands in Europe include Alpro® and Provamel®, and its plant-based beverages in China are sold under the Silk ZhiPuMoFang® brand. To learn more about WhiteWave, visit www.whitewave.com.

*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.

ABOUT VEGA
Vega is a pioneer and leader in the fast-growing plant-based food and nutrition category, offering a range of market-leading powder and bar products through Canada and the United States. Originally launched in Canada in 2004, Vega has become the nation’s #1 clean, plant-based nutrition brand. Good for your body and the planet, Vega is the clean, plant-based choice to fuel your healthy, active lifestyle – without compromise. For more information, please visit myvega.com, join Vega on Facebook at www.facebook.com/vegafanpage and on Twitter @VegaTeam.

FORWARD-LOOKING STATEMENTS
Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, the expected completion date for the Vega acquisition, the expected favorable impact of the Vega acquisition on WhiteWave’s adjusted EPS, adjusted net leverage and future financial performance, our expectations for the future growth and profitability of the Vega business and the plant-based nutritionals category, our ability to fund the acquisition under our existing revolving credit facility and other statements that begin with words such as “believe,” “expect” or “anticipate.” These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. Vega may not achieve the level of sales or profitability that justifies our investment, or may have unidentified liabilities for which WhiteWave, as a successor owner, may be responsible. The success of the Vega acquisition may depend on our ability to effectively integrate its products into our existing product mix, integrate its distribution channels and sales force, achieve anticipated cost savings, and retain key Vega customers, co-packers and employees. Integrating Vega into our existing operations may divert management’s attention from our day-to-day operations. Financial projections are based on a number of assumptions, and actual results could be materially different than projected if those assumptions are erroneous. WhiteWave’s ability to meet targeted financial and operating results depend on a variety of economic, competitive, and governmental factors, including raw material availability and costs, the demand for the WhiteWave’s products, and the WhiteWave’s ability to access capital under its credit facilities or otherwise, many of which are beyond the WhiteWave’s control and which are described in the WhiteWave’s 2014 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 2, 2015. The forward-looking statements in this press release speak only as of the date of this release. WhiteWave expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

CONTACTS

The WhiteWave Foods Company

Investor Relations:
Dave Oldani
303.635.4747

Media:
Molly Keveney
303.635.4529